UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	October 28, 2005

Ameristar Casinos, Inc.

(Exact name of registrant as specified in its charter)

Nevada	000-22494	880304799

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3773 Howard Hughes Parkway, Suite 490S, Las Vegas, Nevada		89109

(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:	(702) 567-7000

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On October 28, 2005, the Compensation Committee of the Board of Directors of the Registrant amended the 210,000 outstanding stock options held by Craig H. Neilsen, the Registrant’s Chairman of the Board, President and Chief Executive Officer, to accelerate the vesting date of the options to October 28, 2005. The options were previously scheduled to vest in five equal annual installments commencing on December 15, 2005. The exercise price of the options is $21.30 per share, and the closing sale price of the Registrant’s Common Stock on the Nasdaq National Market on October 28, 2005 was $20.88. The purpose of the amendment, which was recommended by an outside compensation consultant to the Compensation Committee, was to avoid the compensation expense (approximately $1.5 million on a pretax basis) that the Registrant would otherwise have been required to recognize beginning in 2006 upon the effectiveness of Statement of Financial Accounting Standards No. 123(R), “Share-Based Payment.”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Ameristar Casinos, Inc.
November 3, 2005	By:	Peter C. Walsh
		Name:	Peter C. Walsh
		Title:	Senior Vice President and General Counsel